UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2025

LivaNova PLC
(Exact Name of Registrant as Specified in its Charter)

England and Wales	001-37599	98-1268150
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 Eastbourne Terrace
London, W2 6LG
United Kingdom
(Address of Principal Executive Offices)

+44 20 33250660
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name on each exchange on which registered
Ordinary Shares - £1.00 par value per share	LIVN	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 7.01 Regulation FD Disclosure.

As previously disclosed, LivaNova PLC (the “Company”) has been engaged in a civil action whereby the Court of Appeal of Milan (the “Court of Appeal”) previously declared the Company (formed through a merger with Sorin) jointly and severally liable with SNIA (a former parent of Sorin) for environmental liabilities incurred by SNIA’s other subsidiaries. On March 14, 2025, the Italian Supreme Court issued its decision in response to all of the appeals of the Company and counter-appeals submitted by the Ministry of Ecological Transition, the Ministry of Economy and Finance, and the Prime Minister’s Office (collectively, the “Ministry”), and referred the case back to the Court of Appeal to implement the decisions respecting costs and damages in accordance with its judgment. As a result of the decision by the Italian Supreme Court, the Company recorded a current liability of €333.3 million ($360.4 million) as of and for the three months ended March 31, 2025 as its best estimate of the liability inclusive of estimated costs, fees, interest, and taxes.

On May 15, 2025, as a procedural step outlined above, the Ministry served the Company with a filing to return the proceedings to the Court of Appeal. In addition to seeking return of the case to the Court of Appeal, the Ministry asserted that the Court of Appeal forego an examination of the amounts disapproved by the Italian Supreme Court and instead impose costs of approximately €108.8 million at a minimum. These assertions are counter to the decision of the Italian Supreme Court’s judgment, which disapproved costs of €157.3 million ($170.0 million as of March 31, 2025). The Ministry also requested a hearing in 2026 in connection with the foregoing.

The Ministry’s filing is not a legal judgment or demand for payment. The Company disagrees with the assertions made in the Ministry’s filing and believes they contradict the decisions of the Italian Supreme Court. The Company intends to challenge the Ministry’s assertions and purported costs and to defend its position in accordance with the Italian Supreme Court’s judgment. The Company continues to believe that its recorded liability remains the best estimate of the liability associated with the SNIA matter, and, as such, no adjustments have been made to the accrual or the Company’s full-year 2025 guidance in response to this development.

Certain statements in this Current Report on Form 8-K, other than statements of historical or current fact, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act, and Section 21E of the Exchange Act including statements regarding the status and timing of final resolution of the Company’s SNIA litigation and the projected impact of the SNIA litigation on the Company’s financial results. As a result, the Company’s actual financial results, performance, achievements, or prospects may differ materially from those expressed or implied by these forward-looking statements. Generally, forward-looking statements can be identified by the use of words such as “may,” “could,” “seek,” “guidance,” “predict,” “potential,” “likely,” “believe,” “will,” “should,” “expect,” “anticipate,” “estimate,” “plan,” “intend,” “forecast,” “foresee,” or variations of these terms and similar expressions, or the negative of these terms or similar expressions. Such forward-looking statements are necessarily based on estimates and assumptions that, while considered reasonable by the Company and its management based on their knowledge and understanding of the business and industry, are inherently uncertain. You should carefully consider the foregoing factors and the other risks and uncertainties that affect the Company’s business, including those described in the “Risk Factors” section of the Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other documents filed from time to time with the U.S. Securities and Exchange Commission by the Company. Readers are cautioned not to place undue reliance on the Company’s forward-looking statements, which speak only as of the date of this Current Report on Form 8-K. The Company undertakes no obligation to update publicly any of the forward-looking statements in this Current Report on Form 8-K to reflect actual results, new information or future events, changes in assumptions, or changes in other factors affecting forward-looking statements, except to the extent required by applicable law. If the Company updates one or more forward-looking statements, no inference should be drawn that the Company will make additional updates with respect to those or other forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LivaNova PLC

Date: May 21, 2025	By: /s/ Michael Hutchinson
Name: Michael Hutchinson
Title: SVP, Company Secretary & Chief Legal Officer